EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our reports dated November 9, 2001, November 11, 2002, and October 28, 2003 relating to the financial statements and supplementary information of Descap Securities, Inc., which appear in the Current Report on Form 8-K of First Albany Companies Inc., dated July 30, 2004.

                                                                                                /S/Kamler, Lewis & Noreman LLP

Kamler, Lewis & Noreman LLP

Great Neck, New York

July 27, 2004